ARTICLES OF MERGER


1.  NAME AND JURISDICTION OF ORGANIZATION OF MERGING CONSTITUENT ENTITIES:


Idaho Technical, Inc.             An Idaho Corporation
1408 Westwood Ct.
Sandpoint, Id. 83864

Idaho Technical, Inc.             A Nevada Corporation
1408 Westwood Ct.
Sandpoint, Id. 83864


Surviving Entity:

Idaho Technical, Inc.             A Nevada, Domestic, For Profit Corporation
1408 Westwood Ct.
Sandpoint, Id. 83864


Resident Agent:

Resident Agents of Nevada
711 S. Carson St.
Carson City, Nv. 89701
Submission Page 26 of 31
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2.  A PLAN OF MERGER HAS BEEN FORMED AND ADOPTED BY EACH CONSTITUENT ENTITY.


PLEASE NOTE: COMPLETE EXECUTED PLAN OF MERGER IS ON FILE AT THE REGISTERED OFFICE, IDAHO TECHNICAL, INC. 1408 WESTWOOD CT., SANDPOINT, ID. 83864,
PH. 208-263-8179, AND IS AVAILABLE ON REQUEST, WITHOUT COST TO ANY OWNER OR ANY ENTITY WHICH IS A PARTY TO THE MERGER.


3.  IDAHO TECHNICAL, INC. (AN IDAHO CORPORATION).

PLAN OF MERGER WAS ADOPTED BY A VOTE OF THE SHAREHOLDERS.


On January 7, 2000, a Special Meeting of the Board of Directors of Idaho Technical, Inc., an Idaho Corporation, was held. One of the purposes of the meeting was to discuss and vote upon a plan of merger with a newly formed Nevada corporation. The sole purpose of the merger is to effect a change of domicile for the corporation from the State of Idaho to the State of Nevada.

The Board of Directors agreed upon the plan of merger subject to ratification by the shareholders.

January 10, 2000, Notice of Special Meeting in Lieu of Annual Meeting of Shareholders mailed to all shareholders.



January 24, 2000, Special Meeting in Lieu of Annual Meeting of Shareholders held. Shareholders vote for plan of merger.

      Shares entitled to vote                   2,797,130


      Shares voting for plan of merger          2,711,250        97. %

      Shares voting against plan of merger              0         0.00 %

      Shares not participating                     85,880         0.03 %



4.  IDAHO TECHNICAL, INC. (A NEVADA CORPORATION)

PLAN OF MERGER WAS ADOPTED BY UNANIMOUS CONSENT OF THE OWNERS.

Idaho Technical, Inc. (a Nevada Corporation) has only 1 Officer and Director, David A. Miller, President / Director and no stockholders, please note that:


     I, David A. Miller hereby approve the plan of merger as proposed.

                               /S/ David A. Miller
                              ------------------------------------
                              David A. Miller, President/Director

Submission Page 27 of 31
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5.  TERMS AND CONDITIONS OF THE MERGER:


The surviving entity, Idaho Technical, Inc. (a Nevada Corporation) will acquire all outstanding owner's interests of Idaho Technical, Inc. (an Idaho Corporation).

Each stockholder of Idaho Technical, Inc. (an Idaho Corporation) whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger.



The undersigned President of the Corporation hereby declares that the foregoing Articles of Merger are true and correct to the best of his knowledge and belief.


                                          /s/ David A. Miller
                                          --------------------------
                                          David A. Miller, President
                                          Idaho Technical, Inc.
STATE OF     Idaho)
                    )ss:                  /s/ David A. Miller
COUNTY OF    Bonner)                      -----------------------------
                                          David A. Miller, Secretary
                                          Idaho Technical, Inc.

     On this 24 day of Jan., 2000, before me, the undersigned, a Notary Public, in and for said State of Idaho, personally appeared
DAVID A. MILLER who first being duly sworn, did hereby affirm that he is the President and the Secretary of Idaho Technical, Inc. a Nevada Corporation,
 and that he did execute the foregoing Articles of Merger on behalf of said Corporation.


                                                       /s/DeAnna Spurgeon
                                                       ---------------------
                                                          NOTORY PUBLIC

Residing at:  Sandpoint, Idaho
            -----------------------

My Commission Expires:  7/30/2004
                      --------------



The undersigned President of the Corporation hereby declares that the foregoing Articles of Merger are true and correct to the best of his knowledge and belief.
Submission Page 28 of 31

                                          /s/Dale F. Miller
                                          --------------------------
                                          Dale F. Miller, President
                                          Idaho Technical, Inc.
STATE OF     Idaho)
                    )ss:
COUNTY OF    Bonner)                      /s/ David A. Miller
                                          ---------------------------
                                          David A. Miller, Secretary
                                          Idaho Technical, Inc.

     On this 24 day of Jan., 2000, before me, the undersigned, a Notary Public, in and for said State of Idaho, personally appeared DALE F. MILLER and DAVID A. MILLER who first being duly sworn, did hereby affirm that they are the President and the Secretary of Idaho Technical, Inc., an Idaho Corporation, and that they did execute the foregoing Articles of Merger on behalf of said Corporation.


                                          /s/DeAnna Spurgeon
                                          ---------------------
                                          NOTORY PUBLIC

Residing at:  Sandpoint, Idaho
            -----------------------

My Commission Expires:  7/30/2004
                      -------------
STATE OF NEVADA
Secretary of State
I hereby certify that this is a
true and complete copy of
the document as filed in the
office.
JAN 25 '00
/s/Dean Heller
DEAN HELLER
Secretary of State
By Marylin